Exhibit j
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use of our report dated February 16, 2011 on the financial statements, incorporated in this Registration Statement by reference, included in the December 31, 2010 Annual Report to the partners of Chestnut Street Exchange Fund, and to the references to our firm under the caption “Other Service Providers” and “Financial Statements” in the Statement of Additional Information.
/s/ BBD, LLP
BBD, LLP
Philadelphia, Pennsylvania
April 28, 2011